Exhibit 10.69

June 10, 2009

Polar Capital Group, LLC

584 Broadway Suite 1206

New York, NY 10012

Attn: Jon Brod, Manager

Polar News Company, LLC

584 Broadway Suite 1206

New York, NY 10012

Attn: Jon Brod, Manager

Re: AOL LLC / Patch Media Corporation Merger Consideration Payable to Polar News Company, LLC

Ladies and Gentlemen:

Reference is hereby made to that certain Agreement and Plan of Merger, dated as of May 30, 2009, by and among AOL LLC, a Delaware limited liability company (“Parent”), Pumpkin Merger Corporation, a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), Patch Media Corporation, a Delaware corporation (the “Company”), and Jon Brod, in his capacity as the Stockholders’ Agent (as the same may be amended, supplemented, modified and/or restated from time to time, the “Merger Agreement”). Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

This letter is being delivered to document our mutual understanding with respect to the treatment of the Series A-1 Merger Consideration that Polar News Company, LLC (“Polar News”) will receive in connection with the Merger. Pursuant to the terms of the Merger Agreement, following the Closing, Polar News is entitled to receive $5,307,171.82 (the “Polar News Merger Consideration”), $530,902.31 of which will be placed in the Escrow Fund and be governed by the terms of the Merger Agreement and the Escrow Agreement. As a result of Polar Capital Group, LLC’s (“Polar Capital”) economic interest in Polar News, Polar Capital is entitled to receive $4,567,171.82 (the “Polar Capital Merger Consideration”) of the Polar News Merger Consideration, less $456,902.31 (which represents Polar Capital’s pro rata share of the amount to be placed in the Escrow Fund on behalf of Polar News). As a result of Jon Brod’s economic interest in Polar News, Jon Brod is entitled to receive $740,000 (the “Jon Brod Merger Consideration”) of the Polar News Merger Consideration, less $74,000 (which represents Jon Brod’s pro rata share of the amount to be placed in the Escrow Fund on behalf of Polar News).

Immediately following the Closing, Polar News shall submit a letter of transmittal to the Paying Agent directing the Paying Agent to distribute the Polar News Merger Consideration, net of $530,902.31, as follows: (1) payment to Polar News of $666,000, which represents the Jon Brod Merger Consideration net of the escrow withholding (which such amount Polar News shall distribute to Jon Brod promptly following receipt from the Paying Agent); and (2) payment to Parent of $4,110,269.51, which represents the Polar Capital Merger Consideration net of the escrow withholding (which such amount Polar Capital agrees shall be retained by Parent in lieu of distribution to Polar Capital).

Upon expiration of the Claim Period, Parent and Jon Brod shall instruct the Escrow Agent to distribute Polar News’ portion of the Escrow Fund as follows: (1) payment to Polar News of the remaining amount of the escrow withholding portion of the Jon Brod Merger Consideration (which such amount Polar News shall distribute to Jon Brod promptly following receipt from the Escrow Agent); and (2) payment to Parent of the remaining amount of the escrow withholding portion of the Polar Capital Merger Consideration (which such amount Polar Capital agrees shall be retained by Parent in lieu of distribution to Polar Capital).

As soon as practicable following the commencement of public trading of a class of equity securities of Parent, its holding company or successor entity to all or substantially all of the assets and business of Parent (“AOL Securities”) or receipt by Parent of the escrow withholding portion of the Polar Capital Merger Consideration, as applicable, when Parent, its holding company or successor entity to all or substantially all of the assets and business of Parent is first legally and contractually permitted to do so, Parent agrees to cause to be issued shares of AOL Securities to Polar Capital in an amount equal to the Polar Capital Merger Consideration received by Parent from the Paying Agent or Escrow Agent at a price per share equal to the average of the high and low price of AOL Securities as reported by the primary national securities exchange on which such AOL Securities are listed for trading on the day on which shares of AOL Securities are issued to Polar Capital.

Each of Polar News, Jon Brod and Polar Capital shall take all actions necessary to amend all agreements to which they are a party or subject, to allow for compliance with the terms and conditions of this letter agreement.

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Please indicate receipt of this letter agreement and acceptance of its terms and conditions by signing in the space provided below and returning to Parent an original signed copy of this letter.

AOL LLC

By:	/S/ IRA PARKER
Name:	Ira Parker
Title:	EVP, Coporate & Business Development & General Counsel

Acknowledged and Agreed:

The Polar Capital Group, LLC

By:
Name:	Jon Brod
Title:	Manager

Polar News Company, LLC

By:
Name:	Jon Brod
Title:	Manager

Please indicate receipt of this letter agreement and acceptance of its terms and conditions by signing in the space provided below and returning to Parent an original signed copy of this letter.

AOL LLC

By:
Name:
Title:

Acknowledged and Agreed:

The Polar Capital Group, LLC

By:	/S/ JON BROD
Name:	Jon Brod
Title:	Manager

Polar News Company, LLC

By:	/S/ JON BROD
Name:	Jon Brod
Title:	Manager and Member